AMENDMENT TO PARTNERSHIP AGREEMENT

THIS AMENDMENT TO PARTNERSHIP AGREEMENT, made this 26th day of April, 2006 by and between Electric Moto Corp. hereinafter “‘the Company” and Nils Wiklund, hereinafter “the Partner”

WHEREAS, the Company desires to amend its Partnership Agreement with the Partner dated September 3, 2005 (“Partnership Agreement”) upon the terms and conditions hereinafter set forth; and

AND WHEREAS, the Partner desires to accept such partnership and enter into this amended Partnership Agreement;

WITNESSETH NOW THEREFORE, the parties agree as follows:

1.    COMPENSATION: Paragraph 4 of the Partnership Agreement, entitled “Compensation,” is hereby amended as follows:

Upon execution of this Agreement, the Company shall issue to Partner 6,560,000 shares of the Company’s common stock pursuant to Regulation S promulgated under the Securities Act of 1933. The securities shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

Representations of the Company

a.)	Neither the Company, nor a distributor, nor any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States.

b.)	No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person.

c.)

The Company must refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration.

Representations of the Partner

a.)	Partner is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person.

b.)

Partner agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

2.    NOTICES: All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

3.	MISCELLANEOUS

a.)	All final decisions with respect to consultation, advice and services rendered by Partner to the Company shall rest exclusively with the Company.

b.)

This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

c.)

Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the State of Oregon.

d.)

Should either Partner be notified that it is under a formal investigation by any regulatory body or should either Partner be named in a legal action or administrative procedure by the Securities and Exchange Commission prior to the effective date of the above mentioned registration, the Company, can, at its sole discretion, terminate this agreement with that party.

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above. This agreement replaces any and all agreement in the past.

ELECTRIC MOTO CORPORATION

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__________________________

Ely Schless, Chairman & CEO

Electric Moto Corporation

3165 East Main

Ashland, Oregon 97520

PARTNER

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Nils Wiklund